QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on July 31, 2003

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DANAHER CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	59-1995548 (I.R.S. Employer Identification No.)
2099 Pennsylvania Avenue, N.W. Washington, D.C. 20006-1813 (202) 828-0850 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

DANAHER CORPORATION & SUBSIDIARIES RETIREMENT AND SAVINGS PLAN;

DANAHER CORPORATION & SUBSIDIARIES SAVINGS PLAN
(Full Title of the Plan)

Patrick W. Allender
Executive Vice President, Chief Financial Officer and Secretary
2099 Pennsylvania Avenue, N.W.
Washington, D.C. 20006-1813
(202) 828-0850
(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee

Common Stock, $.01 par value	1,000,000 shares	(1)(2)	$70.22	(3)	$70,220,000	(3)	$6,409

Interest in the Danaher Corporation & Subsidiaries Retirement and Savings Plan		(4)		(5)		(5)		(5)

Interest in the Danaher Corporation & Subsidiaries Savings Plan		(4)		(5)		(5)		(5)

(1)
The number of shares being registered represent the number of shares that may be acquired by the Danaher Corporation & Subsidiaries Retirement & Savings Plan or the Danaher Corporation & Subsidiaries Savings Plan in connection with a participant's election to invest a portion of his or her interest in such plan in a fund that invests in Danaher's common stock.
(2)
Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the plan by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Registrant.
(3)
Calculated pursuant to Rule 457(c) and (h) based on the average of the high and low per share prices of the Common Stock on July 25, 2003, as reported on the New York Stock Exchange.
(4)
Pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate number of plan interests to be offered or sold pursuant to the Danaher Corporation & Subsidiaries Retirement and Savings Plan and the Danaher Corporation & Subsidiaries Savings Plan.
(5)
Pursuant to Rule 457(h)(2) under the Securities Act of 1933, as amended, no separate fee is required to register plan interests.

PART I

        As permitted by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the plans covered by this registration statement, as required by Rule 428(b) under the Securities Act. All such documents will be dated and maintained in a "prospectus file" meeting the requirements of Rule 428(a) and will contain in a conspicuous place the legend required by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by Danaher Corporation (the "Registrant," the "Company," "Danaher," "we," "our," "us")) with the Securities and Exchange Commission (the "Commission") (File No. 1-08089) are incorporated herein by reference and made a part hereof:

  (a)
  The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

  (b)
  The Registrant's Quarterly Reports on Form 10-Q for the quarterly periods ended March 28, 2003 and June 27, 2003, respectively; and

  (c)
  The description of Danaher common stock as set forth in its registration statement on Form 8-B filed on November 3, 1986, including all amendments and reports filed for the purpose of updating such description.

        In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.    DESCRIPTION OF SECURITIES

        Not applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner he or she reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in an action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

        Article Ten of Danaher's Certificate of Incorporation provides that Danaher will indemnify its directors and officers to the full extent permitted by law and that no director shall be liable for monetary damages to Danaher or its stockholders for any breach of fiduciary duty, except to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to Danaher or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit. Article Eight of Danaher's By-laws provides that Danaher will indemnify directors, officers, employees or agents of Danaher in non-derivative claims if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Danaher, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. For non-derivative claims, termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, in itself, create a presumption that the person did not act in good faith and in a manner which such person believed to be in or not opposed to the best interests of Danaher, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conducts was unlawful. For derivative claims, Article Eight of Danaher's By-laws provides that Danaher will indemnify directors, officers, employees or agents of Danaher if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Danaher; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to Danaher unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Danaher has in effect insurance policies for general officers' and directors' liability insurance covering all of Danaher's officers and directors.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

Item 8.    EXHIBITS

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP, independent auditors
23.2	Notice Regarding Consent of Arthur Andersen LLP
24.1	Power of Attorney (included on signature page to this Registration Statement)

        The Company previously received a determination letter from the Internal Revenue Service that the Danaher Corporation & Subsidiaries Retirement & Savings Plan is a qualified plan under the Internal Revenue Code and will submit the Danaher Corporation & Subsidiaries Savings Plan for a similar determination in a timely manner as permitted under the Code. The Company hereby undertakes to submit any amendments to the Plans to the Internal Revenue Service (the "IRS") in a timely manner, and will make all changes required by the IRS in order to maintain the tax qualifications of the Plans.

Item 9.    UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

  (a)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  (b)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (d)
  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (e)
  That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 16 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on July 31, 2003.

DANAHER CORPORATION
By:	/s/ PATRICK W. ALLENDER Patrick W. Allender Executive Vice President—Chief Financial Officer and Secretary

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Patrick W. Allender and Robert S. Lutz, and each of them, with full power of substitution and resubstitution and each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission or any state, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: July 31, 2003	By:	/s/ H. LAWRENCE CULP, JR. H. Lawrence Culp, Jr. Director, President and Chief Executive Officer (Principal Executive Officer)
Date: July 31, 2003	By:	/s/ PATRICK W. ALLENDER Patrick W. Allender Executive Vice President—Chief Financial Officer and Secretary (Principal Financial Officer)
Date: July 31, 2003	By:	/s/ ROBERT S. LUTZ Robert S. Lutz Vice President and Chief Accounting Officer (Principal Accounting Officer)
Date: July 31, 2003	By:	/s/ MORTIMER M. CAPLIN Mortimer M. Caplin Director

Date: July 31, 2003	By:	/s/ DONALD J. EHRLICH Donald J. Ehrlich Director
Date: July 31, 2003	By:	/s/ MITCHELL P. RALES Mitchell P. Rales Director and Chairman of the Executive Committee
Date: July 31, 2003	By:	/s/ STEVEN M. RALES Steven M. Rales Director and Chairman of the Board
Date: July 31, 2003	By:	/s/ WALTER G. LOHR, JR. Walter G. Lohr, Jr. Director
Date:	By:	Alan G. Spoon Director
Date: July 31, 2003	By:	/s/ A. EMMET STEPHENSON, JR. A. Emmet Stephenson, Jr. Director
Date: July 31, 2003	By:	/s/ JOHN T. SCHWIETERS John T. Schwieters Director

PLAN SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Danaher Corporation & Subsidiaries Retirement & Savings Plan trustee or other person who administers the Plan have duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the District of Columbia, on July 31, 2003.

DANAHER CORPORATION & SUBSIDIARIES RETIREMENT AND SAVINGS PLAN
By:	DANAHER CORPORATION, Plan Sponsor
By:	/s/ PATRICK W. ALLENDER Patrick W. Allender Executive Vice President—Chief Financial Officer and Secretary

        Pursuant to the requirements of the Securities Act of 1933, the Danaher Corporation & Subsidiaries Savings Plan trustee or other person who administers the Plan have duly caused this registration statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the District of Columbia, on July 31, 2003.

DANAHER CORPORATION & SUBSIDIARIES SAVINGS PLAN
By:	DANAHER CORPORATION, Plan Sponsor
By:	/s/ PATRICK W. ALLENDER Patrick W. Allender Executive Vice President—Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description
23.1	Consent of Ernst & Young LLP, independent auditors
23.2	Notice Regarding Consent of Arthur Andersen LLP
24.1	Power of Attorney (included on signature page to this Registration Statement)

QuickLinks

PART I
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE
  Item 4. DESCRIPTION OF SECURITIES
  Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
  Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  Item 7. EXEMPTION FROM REGISTRATION CLAIMED
  Item 8. EXHIBITS
  Item 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
PLAN SIGNATURES
EXHIBIT INDEX